Exhibit 5.1

July 28, 2023

As Managers:

Barclays Capital Inc.	KeyBanc Capital Markets Inc.
745 Seventh Avenue	127 Public Square, 4th Floor
New York, New York 10019	Cleveland, Ohio 44114

BofA Securities, Inc.	RBC Capital Markets, LLC
One Bryant Park	200 Vesey Street, 8th Floor
New York, New York 10036	New York, New York 10281

BMO Capital Markets Corp.	Regions Securities LLC
151 W. 42nd Street	615 South College Street, Suite 600
New York, New York 10036	Charlotte, North Carolina 28202

Citigroup Global Markets Inc.	Robert W. Baird & Co. Incorporated
388 Greenwich St.	777 E. Wisconsin Avenue
New York, New York 10013	Milwaukee, Wisconsin 53202

Jefferies LLC	Truist Securities, Inc.
520 Madison Avenue	3333 Peachtree Road NE, 11th Floor
New York, New York 10022	Atlanta, Georgia 30326

As Forward Purchasers:

Barclays Bank PLC	KeyBanc Capital Markets Inc.
c/o Barclays Capital Inc.	127 Public Square, 4th Floor
745 Seventh Avenue	Cleveland, Ohio 44114
New York, New York 10019

Bank of America, N.A.	Royal Bank of Canada
c/o BofA Securities, Inc.	200 Vesey Street, 8th Floor
One Bryant Park	New York, New York 10281
New York, New York 10036

Bank of Montreal	Regions Securities LLC
55 Bloor Street West, 18th Floor	615 South College Street, Suite 600
Toronto, Ontario M5X 1A1	Charlotte, North Carolina 28202

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

Toronto, Ontario M5X 1A1	Robert W. Baird & Co. Incorporated
Canada	777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Citibank, N.A.
388 Greenwich St.	Truist Bank
New York, New York 10013	3333 Peachtree Road NE, 11th Floor
Atlanta, Georgia 30326
Jefferies LLC
520 Madison Avenue
New York, New York 10022

Re:    Independence Realty Trust, Inc. – Issuance of up to $450,000,000 of Shares of Common Stock, $0.01 par value per share, pursuant to Registration Statement on Form S-3 (Registration No. 333-272640)

Ladies and Gentlemen:
We are acting as counsel to Independence Realty Trust, Inc., a Maryland corporation (the “Company”), and Independence Realty Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Transaction Entities”), in connection with the public offering on or after the date hereof of up to $450,000,000 aggregate gross sales price of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), all of which are to be offered and sold by the Company from time to time pursuant to the terms of the Equity Distribution Agreement, dated July 28, 2023 (the “Equity Distribution Agreement”), by and among the Transaction Entities and each of Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp.,

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

Citigroup Global Markets Inc., Jefferies LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Regions Securities LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc., as sales agents, principals and forward sellers (in any such capacity, each a “Manager”) and each of Barclays Bank PLC, Bank of America, N.A., Bank of Montreal, Citibank, N.A., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Royal Bank of Canada, Robert W. Baird & Co. Incorporated and Truist Bank, or one of their respective affiliates, as forward purchaser (in any such capacity, each a “Forward Purchaser”). The offering of the Shares is being made pursuant to a prospectus supplement, dated July 28, 2023 (the “Prospectus Supplement”), and the accompanying base prospectus, dated June 14, 2023 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”), each of which forms a part of the Company’s effective Registration Statement on Form S-3 (File No. 333-272640) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being rendered to you pursuant to Section 6(n) of the Equity Distribution Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Equity Distribution Agreement.
In connection with the opinions hereinafter expressed, we have examined and relied upon original or copies, certified or otherwise identified to our satisfaction, of each of the following documents: (i) the Equity Distribution Agreement; (ii) the form of Confirmation; (iii) the Articles of Restatement of the Company, as amended and supplemented through the date hereof (the “Articles”), and certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”); (iv) the Amended and Restated Bylaws of the Company, as
amended through the date hereof (the “Bylaws”); (v) the operating agreements and certificates of formation of the Significant Subsidiaries (other than the Operating Partnership) (as such term is hereinafter defined); (vi) the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of March 3, 2017, as amended through the date hereof (the “Partnership Agreement”); (vii) certificates of the Company delivered pursuant to the Equity

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

Distribution Agreement; (viii) the Registration Statement, the Prospectus and the documents incorporated by reference therein; (ix) good standing certificates for the Company, the Operating Partnership and each subsidiary of the Operating Partnership that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”); and (x) such other documents as we have deemed necessary or appropriate in order to render the opinions set forth herein.
In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any such signatures are not genuine, that any signatory lacked legal capacity or that any document submitted to us is not authentic and, if a copy, that it does not conform to the original. In addition, we have assumed that (i) each of the parties to the Equity Distribution Agreement (other than the Transaction Entities) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) each of the parties to the Equity Distribution Agreement (other than the Transaction Entities) has the requisite power and authority and has taken the legal action necessary to enter into and perform all of its respective obligations thereunder and to consummate the transactions contemplated thereby; (iii) the Equity Distribution Agreement has been duly authorized, executed and delivered by each of the parties thereto (other than the Transaction Entities); (iv) prior to the issuance and sale of shares of Common Stock under the Agreements, the Pricing Committee (as defined in resolutions of the Board of Directors of the Company adopted on June 12, 2023) will determine the price and certain other terms of issuance of such shares in accordance with such resolutions (the “Corporate Proceedings”); (v) each of the parties to each Confirmation (other than the Transaction Entities) will have the requisite power and authority and will have taken the legal action necessary to enter into and perform all of its respective obligations thereunder and to consummate the transactions contemplated thereby prior to the execution of each such

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

Confirmation; (vi) each Confirmation will be duly authorized, executed and delivered by each of the parties thereto (other than the Transaction Entities); and (vii) there has been no oral modification of, or amendment or supplement to, any of the agreements, documents or instruments used by us to form the basis of the opinions expressed below.
Our opinions herein below expressed are subject to the following limitations:
i.We have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions herein below expressed. We have no reason to believe that the foregoing assumption is incorrect.
ii. Our opinions with respect to enforceability are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting debtors’ obligations and creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Our opinions also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and in a commercially reasonable manner and give reasonable notice prior to exercising rights and remedies) which may limit the availability of any particular remedy. In addition, we express no opinion regarding rights to indemnification and contribution to the extent that they may be limited or held unenforceable under applicable federal or state securities laws or public policy underlying such laws.
iii. Our opinions are based upon the law in effect on the date hereof and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention. The qualification of any opinion or statement herein by the use of words “knowledge,” “to our knowledge” or “known to us” means that during the course of our representation of the Company and the Operating Partnership, no facts or circumstances have come to the attention of the attorneys involved in such representation which give such attorneys actual knowledge of the

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

existence of the documents or facts so qualified. Furthermore, except as otherwise expressly set forth herein, we have not undertaken any independent investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.
iv. We have relied upon the written statements and certifications issued by the SDAT, Secretary of State of the State of Delaware and the Department of State of the Commonwealth of Pennsylvania concerning the formation and good standing of the Transaction Entities and the Significant Subsidiaries. In addition, as to certain factual matters upon which our opinions are based, we have relied upon a certificate of the Company and the Operating Partnership to us. Without limiting the foregoing, we have been advised by the Company that the only subsidiary of the Operating Partnership that is a “significant subsidiary” within the meaning of Rule l-02(w) of Regulation S-X promulgated by the Commission is IR TS Op Co, LLC, a Delaware limited liability company (“IR TS”).
v. We are attorneys admitted to practice before the courts of the United States, the Commonwealth of Pennsylvania, the State of Maryland and the State of New York. The opinions set forth herein are limited to matters governed by the laws of the United States, the internal laws of the Commonwealth of Pennsylvania, the State of Maryland and the State of New York, without reference to choice of law provisions thereunder, and to matters of general partnership, limited partnership and limited liability company laws of the State of Delaware relevant to this opinion. No opinion is expressed with respect to (a) the laws of any other state or to the application of any such laws or (b) any state securities or “blue sky” laws, rules or regulations.
vi. Our opinions are based on our consideration of only those statutes, rules, regulations and judicial decisions that, in our experience, are normally applicable to, or normally relevant in connection with, the transactions of the type contemplated by the Agreements when

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

undertaken by general business entities that are not engaged in regulated business activities, but without having made any special investigation as to the applicability of any specific law, rule or regulation.
vii. We express no opinion or views with respect to the financial statements, notes or supporting schedules thereto or pro forma financial information included in or incorporated by reference into the Registration Statement or the Prospectus or any amendments or supplements thereto, and we have assumed that the documents incorporated by reference in the Registration Statement and the Prospectus included all financial statements and schedules and other financial information, including pro forma financial information, required by applicable rules and regulations to be included therein.
viii. Based upon and subject to the foregoing and to the limitations and qualifications hereinafter expressed, we are of the following opinions:
1.The Company is a corporation validly existing and in good standing under the laws of the State of Maryland. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under the Agreements (assuming each Confirmation is executed in accordance with the terms of the Equity Distribution Agreement and in the form attached as Annex III to the Equity Distribution Agreement).
2.The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware. The Operating Partnership has the limited partnership power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under the Agreements (assuming each Confirmation is executed in accordance with the terms of the Equity Distribution Agreement and in the form attached as Annex III to the Equity Distribution Agreement).

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

3.Each Significant Subsidiary (other than the Operating Partnership) set forth on Schedule 1 to this letter has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation and is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdiction (if any) listed in Schedule 1 to this letter. Each Significant Subsidiary has the partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.
4. All of the issued and outstanding equity interests of each Significant Subsidiary (other than the Operating Partnership or as otherwise disclosed in the Registration Statement and the Prospectus) are owned directly or indirectly by the respective Transaction Entity, have been duly authorized by all necessary limited liability company action and, assuming receipt of the applicable consideration therefor, are validly issued, fully paid and non-assessable under applicable law.
5.Each of the Company and the Operating Partnership is qualified to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be and as applicable, as indicated on Schedule 1 to this letter.
6.The Equity Distribution Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and the form of Confirmation (attached as Annex III to the Equity Distribution Agreement) has been duly authorized by the Company.
7.The Shares, when issued and delivered by the Company pursuant to the Agreements on or after the date hereof against payment of the consideration therefor in accordance with the Agreements and Corporate Proceedings, will be validly issued, fully paid and nonassessable.

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

8.The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Registration Statement and the Prospectus, and such description conforms in all material respects to the rights set forth in the Company’s charter. No holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance the Shares will not be subject to the preemptive or other similar rights of any stockholder of the Company created by Maryland statute, the Articles or the Bylaws.
9.Except as set forth in, or incorporated by reference in, the Prospectus, all of the issued and outstanding limited partnership interests of the Operating Partnership that are owned directly or indirectly by the Company, have been duly authorized by all necessary limited partnership action and, assuming receipt of the applicable consideration therefor, are validly issued and non-assessable except to the extent set forth in Section 17-607 and Section 17-804 of the Delaware Revised Uniform Limited Partnership Act.
10.The execution and delivery by the Transaction Entities of, and the performance by the Transaction Entities of their respective obligations under, the Agreements (assuming each Confirmation was executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Equity Distribution Agreement and in the form attached as Annex III to the Equity Distribution Agreement), including the issuance, sale and delivery of the Shares by the Company and the use of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus, do not (a) breach or conflict with any provision of the Articles, Bylaws or Partnership Agreement (or similar organizational documents) of either of the Transaction Entities or IR TS, (b) breach or result in a default under any of the agreements listed as an exhibit to the Registration Statement (the “Registration Statement Agreements”), (c) cause any of the Transaction Entities to violate any order, judgment or decree known to us to be applicable to the Transaction Entities of any federal, Pennsylvania, Maryland or New York state court of governmental body or authority, or (d) cause any of the Transaction Entities to violate

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

any federal, Pennsylvania, Maryland or New York law, rule or regulation known to us to be applicable to the Transaction Entities, except that no opinion is rendered hereby with respect to compliance by the Transaction Entities with any anti-fraud law, rule or regulation except the extent otherwise referenced in the penultimate paragraph of this opinion.
11.No consent, approval or authorization of, or filing with, any federal, Pennsylvania, Maryland or New York governmental body or authority is required to be obtained or made by any of the Transaction Entities to authorize, or is otherwise required to be obtained or made by any of the Transaction Entities in connection with, the execution and delivery of the Agreements (assuming each Confirmation was executed and delivered by the parties thereto on the date hereof or in the future assuming no change in applicable law in accordance with the terms of the Equity Distribution Agreement and in the form attached as Annex III to the Equity Distribution Agreement) by the Transaction Entities and the performance by each of the Transaction Entities of its obligations thereunder, except (a) such as have been obtained or made prior to the date hereof, (b) such as may be required under state securities or “blue sky” laws (as to which we express no opinion), and (c) as otherwise required by any Federal securities laws (as to which we express no opinion).
12.The information relating to legal matters, documents or proceedings included or incorporated by reference in (a) the Prospectus under the captions “Description of Capital Stock” and “Description of Our Operating Partnership and Our Operating Partnership Agreement” and (b) the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the caption “Item 13. Certain Relationships and Related Transactions and Director Independence,” insofar as such statements constitute summaries of legal matters, legal documents or statements of legal conclusions, in each case accurately and fairly present and summarize, in all material respects, those matters referred to therein.

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

13.The statements included in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and “Material Provisions of Maryland Law and our Charter and Bylaws,” and in the Registration Statement under Part II, Item 15, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects as of the date of such statements.
14.Each of the Company and the Operating Partnership is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
15.Except as described in the Registration Statement or the Prospectus, no person has the right, pursuant to the terms of any of the Registration Statement Agreements to cause the Company to register under the Securities Act any Common Stock or shares of any other capital stock of the Company or to include any such shares in the Registration Statement or the offering contemplated thereby.
16.The Registration Statement is effective under the Securities Act and, based on our review on the date hereof of the list of stop orders contained on the Securities and Exchange Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings with respect thereto have been commenced or threatened. Any required filing of each prospectus (including any prospectus supplements) relating to the Common Stock (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).
17.The Registration Statement, as of the time it became effective on June 14, 2023, and the Prospectus, as of its date, complied as to form in all material respects with the

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

requirements of the Securities Act (except that we express no opinion as to compliance of the financial statements and schedules, and other financial information, including pro forma financial information, or data derived therefrom, included in or omitted from, the Registration Statement and the Prospectus with such requirements). The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations thereunder (except that we express no opinion as to compliance of the financial statements and schedules and other financial information, including pro forma financial information, or data included therein or omitted therefrom).
18.The Shares to be issued by the Company and sold pursuant to the Agreements have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.
19.To our knowledge, there are no governmental or legal proceedings pending or threatened to which the Company is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described as required. To our knowledge, there are no licenses, leases, contracts or other agreements of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed as required.
20.The Board of Directors of the Company has duly adopted resolutions providing that, upon execution and delivery of any Confirmation, the Company shall reserve out of its authorized but unissued shares of Common Stock a number of whole shares of Common Stock equal to the maximum number of shares of Common Stock to be delivered by the Company under such Confirmation.

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

In addition, in connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the Managers and counsel for the Managers, and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than with respect to our opinion in paragraph 12 hereof and our separate opinion dated the date hereof as to the Company’s status as a real estate investment trust), based on the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the time it became effective on June 14, 2023, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or are made, not misleading; it being understood that we express no opinion in this paragraph with respect to the financial statements and schedules or other financial or accounting information or data, or statistical data derived from the financial statements, included in or omitted from the Registration Statement or the Prospectus.
The opinions and advice herein set forth are solely for your benefit in your capacity as Managers in connection with the execution of the Equity Distribution Agreement and may not be quoted or relied upon by any other person, or used for any other purpose, without our prior written consent.

Barclays Bank PLC
Barclays Capital Inc.
BofA Securities, Inc.
Bank of America, N.A.
Bank of Montreal
BMO Capital Markets Corp.
Citibank, N.A.
Citigroup Global Markets Inc.
Jefferies LLC
KeyBanc Capital Markets Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Robert W. Baird & Co. Incorporated
Royal Bank of Canada
Truist Bank
Truist Securities, Inc.

July 28, 2023

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
TROUTMAN PEPPER HAMILTON SANDERS LLP

SCHEDULE 1

Entity	State of Formation	State(s) of Qualification
Independence Realty Trust, Inc. a Maryland corporation	MD	PA
Independence Realty Operating Partnership, LP. a Delaware limited partnership	DE	—
IR TS OP Co, LLC	DE	—